EX-99.a.1

AGREEMENT AND DECLARATION OF TRUST

OF

THE BENNETT GLOBAL MASTER FUNDS
a Delaware Statutory Trust

Adopted as of September 15, 2010

TABLE OF CONTENTS
Page
ARTICLE I. NAME; OFFICES; REGISTERED AGENT; DEFINITIONS
Section 1. Name
Section 2. Offices of the Trust
Section 3. Registered Agent and Registered Office
Section 4. Definitions
ARTICLE II. PURPOSE OF TRUST
ARTICLE III. SHARES
Section 1. Division of Beneficial Interest.
Section 2. Ownership of Shares
Section 3. Sale of Shares
Section 4. Status of Shares and Limitation of Personal Liability
Section 5. Tax Status; Partnership Provisions
Section 6. Establishment and Designation of Series and Classes
(a)Assets Associated with a Particular Series
(b)Liabilities Existing with Respect to a Particular Series or Class
(c)Dividends, Distributions and Redemptions
(d)Voting
(e)Equality
(f)Fractions
(g)Exchange Privilege
(h)Combination of Series or Classes.
(i)Dissolution or Termination
Section 7.Indemnification of Shareholders
ARTICLE IV. THE BOARD OF TRUSTEES
Section 1.Number, Election, Term, Removal and Resignation.
Section 2.Trustee Action by Written Consent Without a Meeting
Section 3.Powers; Other Business Interests; Quorum and Required Vote.
(a)Powers.
(b)Other Business Interests.
(c)Quorum and Required Vote.
Section 4. Payment of Expenses by the Trust.
Section 5. Payment of Expenses by Shareholders.

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Section 6. Ownership of Trust Property.
Section 7. Service Contracts.
ARTICLE V. SHAREHOLDERS’ VOTING POWERS AND MEETINGS
Section 1. Voting Powers.
Section 2. Quorum and Required Vote.
Section 3. Shareholder Action by Written Consent Without a Meeting
Section 4. Record Dates.
Section 5. Additional Provisions.
ARTICLE VI. NET ASSET VALUE; DISTRIBUTIONS; REDEMPTIONS; TRANSFERS
Section 1. Determination of Net Asset Value, Net Income and Distributions.
Section 2. Redemptions of Shares.
(a)Redemptions at the Option of a Shareholder
(b)Redemptions at the Option of the Trust
(c)Redemption Price
(d)Information Regarding Ownership of Shares
Section 3. Transfer of Shares
ARTICLE VII. LIMITATION OF LIABILITY AND INDEMNIFICATION OF AGENT
Section 1. Limitation of Liability.
Section 2. Indemnification.
(a)Indemnification by Trust of Trustees and Officers
(b)Exclusion of Indemnification
(c)Required Approval
(d)Indemnification by Trust of Certain Agents
(e)Advancement of Expenses
(f)Other Contractual Rights
(g)Fiduciaries of Employee Benefit Plan
Section 3. Insurance
Section 4. Derivative Actions
ARTICLE VIII. CERTAIN TRANSACTIONS
Section 1. Dissolution of Trust or Series
Section 2. Merger or Consolidation; Conversion; Reorganization.
(a)Merger or Consolidation
(b)Conversion
(c)Reorganization or Sale of Assets
Section 3. Absence of Appraisal or Dissenters’ Rights
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ARTICLE IX. AMENDMENTS
Section 1. Amendments Generally
ARTICLE X. MISCELLANEOUS
Section 1. References; Headings; Counterparts
Section 2. Applicable Law
Section 3. Provisions in Conflict with Law or Regulations.
Section 4. Statutory Trust Only
Section 5. Use of the Name “Bennett”
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AGREEMENT AND DECLARATION OF TRUST

OF

THE BENNETT GLOBAL MASTER FUNDS

THIS AGREEMENT AND DECLARATION OF TRUST of The Bennett Global Master Funds, a Delaware statutory trust (the “Trust”), made as of the 15th day of  September 2010 (the “Effective Date”), by the Trustee hereunder, and by the holders of Shares to be issued by the Trust hereunder, as hereinafter provided.

WITNESSETH:

WHEREAS this Trust is being formed to carry on the business of an open-end management investment company as defined in the 1940 Act; and

WHEREAS this Trust is authorized to divide its Shares into two or more Classes, to issue its Shares in separate Series, to divide Shares of any Series into two or more Classes and to issue Classes of the Trust or the Series, if any, all in accordance with the provisions hereinafter set forth; and

WHEREAS the Trustee has agreed to manage all property coming into the Trustee’s hands as trustee of a Delaware statutory trust in accordance with the provisions of the Delaware Statutory Trust Act, as amended from time to time (the “DSTA”), and the provisions hereinafter set forth;

NOW, THEREFORE, the Trustee hereby declares that:

(i) the Trustee will hold all cash, securities and other assets that the Trustee may from time to time acquire in any manner as Trustee hereunder IN TRUST and will manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares created hereunder as hereinafter set forth; and

(ii) this Declaration of Trust and the Bylaws shall be binding in accordance with their terms on every Trustee, by virtue of having become a Trustee of the Trust, and on every Shareholder, by virtue of having become a Shareholder of the Trust, pursuant to the terms of this Declaration of Trust and the Bylaws.

ARTICLE I.
NAME; OFFICES; REGISTERED AGENT; DEFINITIONS
Section 1. Name

.  This Trust shall be known as “The Bennett Global Master Funds” and the Board of Trustees shall conduct the business of the Trust under that name, or any other name as it may from time to time designate.  The Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class thereof.  In the event of any such change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of any such change.

Section 2. Offices of the Trust

The Board may at any time establish offices of the Trust at any place or places where the Trust intends to do business.

Section 3. Registered Agent and Registered Office

The name of the registered agent of the Trust and the address of the registered office of the Trust in the State of Delaware are as set forth in the Trust’s Certificate of Trust.  The Trust may, without Shareholder approval, change the registered agent and the registered office of the Trust.

Section 4. Definitions

Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

(b) “Affiliate” shall have the same meaning as “affiliated person” as such term is defined in the 1940 Act when used with reference to a specified Person, as defined below;

(c) “Board of Trustees” or “Board” shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article IV hereof, having the powers and duties set forth herein;

(d) “Bylaws” shall mean the Bylaws of the Trust, as amended or restated from time to time in accordance with Article VIII therein; and such Bylaws may contain any provision not inconsistent with applicable law or this Declaration of Trust, relating to the governance of the Trust;

(e) “Certificate of Trust” shall mean the certificate of trust of the Trust to be filed with the office of the Secretary of State of the State of Delaware as required under the DSTA, as such certificate shall be amended or restated from time to time;

(f) “Class” shall mean each class of Shares of the Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article III hereof;

(g) “Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

(h) “Commission” shall have the meaning given that term in the 1940 Act;

(i) “DGCL” shall mean the General Corporation Law of the State of Delaware (8 Del. C. §101, et seq.), as amended from time to time;

(j) “DSTA” shall mean the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.), as amended from time to time;

(k) “Declaration of Trust” shall mean this Agreement and Declaration of Trust, as amended or restated from time to time, including resolutions of the Board that may be adopted hereafter, regarding the establishment and designation of Series and/or Classes of Shares of the Trust, and any amendments or modifications to such resolutions, as of the date of the adoption of each such resolution;

(l) “General Liabilities” shall have the meaning given that term in Article III, Section 6(b) of this Declaration Trust;

(m) “Interested Person” shall have the meaning given that term in the 1940 Act;

(n) “Investment Adviser” or “Adviser” shall mean a Person, as defined below, furnishing services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 7(a) hereof;

(o) “National Financial Emergency” shall mean, as determined by the Board in its sole discretion, the whole or any part of any period during (i) which an emergency exists as a result of which disposal by the Trust of securities or other assets owned by the Trust is not reasonably practicable; (ii) which it is not reasonably practicable for the Trust fairly to determine the net asset value of its assets; or (iii) such other period as the Commission may by order permit for the protection of investors;

(p) “Person” shall mean a natural person, partnership, limited partnership, limited liability company, trust, estate, association, corporation, organization, custodian, nominee, government or any political subdivision, agency or instrumentality thereof, or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or a foreign statutory or business trust;

(q) “Principal Underwriter” shall have the meaning given that term in the 1940 Act;

(r) “Series” shall mean each Series of Shares established and designated under and in accordance with the provisions of Article III hereof;

(s) “Shares” shall mean the transferable shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole Shares;

(t) “Shareholder” shall mean a record owner of Shares pursuant to this Declaration of Trust and the Bylaws;

(u) “Trust” shall mean The Bennett Global Master Funds, the Delaware statutory trust formed hereby and by filing of the Certificate of Trust with the office of the Secretary of State of the State of Delaware;

(v) “Trust Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, or one or more of any Series thereof, including, without limitation, the rights referenced in Article X, Section 5 hereof; and

(w) “Trustee” or “Trustees” shall mean each Person who signs this Declaration of Trust as a trustee and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board in accordance with the provisions hereof and the Bylaws, so long as such signatory or other Person continues in office in accordance with the terms hereof and the Bylaws; and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person’s or Persons’ capacity as a trustee or trustees hereunder and under the Bylaws.

ARTICLE II.
PURPOSE OF TRUST
The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act, directly, or if one or more Series is established hereunder, through one or more Series, investing primarily in securities, and to exercise all of the powers, rights and privileges granted to, or conferred upon, a statutory trust formed under the DSTA, including, without limitation, the following powers:

(a) To hold, invest and reinvest its funds, and in connection therewith, to make any changes in the investment of the assets of the Trust, to hold part or all of its funds in cash, to hold cash uninvested, to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, shares, units of beneficial interest, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, money market instruments, certificates of deposit or indebtedness, bills, notes, mortgages, commercial paper, repurchase or reverse repurchase agreements, finance paper, bankers’ acceptances, and any options, certificates, receipts, warrants, futures contracts or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein or in any property or assets, and other securities of any kind, as the foregoing are issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities;

(b) To exercise any and all rights, powers and privileges with reference to or incident to ownership or interest, use and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;

(c) To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;

(d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(e) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities and/or other property;

(f) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

(g) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(l) To purchase and pay for entirely out of Trust Property such insurance as the Board may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, to the fullest extent permitted by this Declaration of Trust, the Bylaws and by applicable law;

(m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds;

(o) To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property;

(p) To borrow or raise moneys for any of the purposes of the Trust, and to mortgage or pledge the whole or any part of the property and franchises of the Trust, real, personal, and mixed, tangible or intangible, and wheresoever situated;

(q) To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount;

(r) To issue, purchase, sell and transfer, reacquire, hold, trade and deal in stocks, Shares, bonds, debentures and other securities, instruments or other property of the Trust, from time to time, to such extent as the Board shall, consistent with the provisions of this Declaration of Trust, determine; and to re-acquire and redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities;

(s) To engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any Person, including a Shareholder in the Shareholder’s own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust;

(t) To exercise and enjoy, in Delaware and in any other states, territories, districts and United States dependencies and in foreign countries, all of the foregoing powers, rights and privileges, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred; and

(u) In general, to carry on any other business in connection with or incidental to its trust purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of, or connected with, its business or purposes, objects or powers.

The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series.  Neither the Trust nor the Board shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the DSTA and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

ARTICLE III.
SHARES
Section 1. Division of Beneficial Interest.

(a) The beneficial interest in the Trust shall be divided into Shares of beneficial interest, without par value.  The number of Shares of beneficial interest in the Trust authorized hereunder, and of each Series and Class as may be established from time to time, is unlimited.  The Board may authorize, in accordance with the 1940 Act, the division of Shares into separate Classes of Shares and into separate and distinct Series of Shares and the division of any Series into separate Classes of Shares.  The different Series and Classes shall be established and designated pursuant to Article III, Section 6 hereof.  The Shares shall have the rights, powers and duties provided for herein and/or in one or more resolutions adopted by the Board in connection therewith.  If no separate Series or Classes of Series are established, all references to Series and Classes shall be construed (as the context may require) to refer to Shares of beneficial interest of the Trust.

(i) The fact that the Trust shall have one or more established and designated Classes of the Trust, shall not limit the authority of the Board to establish and designate additional Classes of the Trust.  The fact that one or more Classes of the Trust shall have initially been established and designated without any specific establishment or designation of a Series (i.e., that all Shares of the Trust are initially Shares of one or more Classes) shall not limit the authority of the Board to later establish and designate a Series and establish and designate the Class or Classes of the Trust as Class or Classes, respectively, of such Series.

(ii) The fact that a Series shall have initially been established and designated without any specific establishment or designation of Classes (i.e., that all Shares of such Series are initially of a single Class) shall not limit the authority of the Board to establish and designate separate Classes of such Series.  The fact that a Series shall have more than one established and designated Class, shall not limit the authority of the Board to establish and designate additional Classes of such Series.

(b) The Board shall have the power to issue authorized, but unissued Shares of beneficial interest of the Trust, or any Series and Class thereof, from time to time for such consideration paid wholly or partly in cash, securities or other property, as may be determined from time to time by the Board, subject to any requirements or limitations of the 1940 Act.  The Board, on behalf of the Trust, may reacquire and hold as treasury shares, reissue for such consideration and on such terms as it may determine in accordance herewith, or cancel, at its discretion from time to time, any Shares reacquired by the Trust.  Shares held in the treasury shall not confer any voting rights on the Trustees, not be deemed outstanding or eligible to vote, not be counted as an abstention at any meeting of Shareholders, and not be entitled to dividends or other distributions declared with respect to any Shares.  The Board may classify or reclassify any unissued Shares of beneficial interest or any Shares of beneficial interest of the Trust or any Series or Class thereof, that were previously issued and are reacquired by the Trust, into one or more Series or Classes that may be established and designated from time to time.  Notwithstanding the foregoing, the Trust and any Series thereof may acquire, hold, sell and otherwise deal in, for purposes of investment or otherwise, the Shares of any other Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.

(c) Subject to the provisions of Sections 1(b) and 6 of this Article III, each Share shall entitle the holder to voting rights as provided in Article V hereof.  Shareholders shall have no preemptive or other right to subscribe for new or additional authorized, but unissued Shares or other securities issued by the Trust or any Series thereof.  The Board may from time to time divide or combine the Shares of the Trust or any particular Series thereof into a greater or lesser number of Shares of the Trust or that Series, respectively.  Such division or combination shall not materially change the proportionate beneficial interests of the holders of Shares of the Trust or that Series, as the case may be, in the Trust Property, at the time of such division or combination, of the Trust or associated with that Series, as the case may be.

(d) Any Trustee, officer or other agent of the Trust, and any organization in which any such Person has an economic or other interest, may acquire, own, hold and dispose of Shares of beneficial interest in the Trust or any Series and Class thereof, whether such Shares are authorized but unissued, or already outstanding, to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust or any Series may issue and sell and may purchase such Shares from any such Person or any such organization, subject to the limitations, restrictions or other provisions applicable to the sale or purchase of such Shares herein, in the Bylaws and in the 1940 Act.

Section 2. Ownership of Shares

.  The ownership of Shares shall be recorded on the books of the Trust kept by the Trust or by a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of the Trust and each Series and each Class of the Trust or Series that has been established and designated.  No certificates certifying the ownership of Shares shall be issued except as the Board may otherwise determine from time to time.  The Board may make such rules not inconsistent with the provisions of the 1940 Act as it considers appropriate for the issuance of Share certificates, the transfer of Shares of the Trust and each Series and Class thereof, if any, and similar matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of the Trust and each Series and Class thereof and as to the number of Shares of the Trust and each Series and Class thereof held from time to time by each such Shareholder.

Section 3. Sale of Shares

.  Subject to the 1940 Act, applicable law, and the rules and regulations adopted thereunder: (a) the Trust may sell its authorized but unissued Shares of beneficial interest to such Persons, at such times, on such terms, and for such consideration as the Board may from time to time authorize; (b) each sale shall be credited to the individual purchaser’s account in the form of full or fractional Shares of the Trust or such Series thereof (and Class thereof, if any), as the purchaser may select, at the net asset value per Share; and (c) the Board may, in its sole discretion, permit the Principal Underwriter or the selling broker and dealer to impose a sales charge upon any such sale.  Every Shareholder by virtue of having become a Shareholder shall be deemed to have expressly assented and agreed to the terms of this Declaration of Trust and to have become bound as a party hereto.

Section 4. Status of Shares and Limitation of Personal Liability

.  Shares shall be deemed to be personal property giving to Shareholders only the rights provided in this Declaration of Trust, the Bylaws, and under applicable law.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.  Subject to Article VIII, Section 1 hereof, the death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust and any Series thereof shall not operate to dissolve the Trust or any such Series, nor entitle the representative of any deceased, incapacitated, dissolved, terminated or bankrupt Shareholder to an accounting or to take any action in court or elsewhere against the Trust, the Trustees or any such Series, but entitles such representative only to the rights of said deceased, incapacitated, dissolved, terminated or bankrupt Shareholder under this Declaration of Trust, the Bylaws and applicable law.  Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money other than such as the Shareholder may at any time personally agree to pay.  Each Share, when issued on the terms determined by the Board, shall be fully paid and nonassessable.  As provided in the DSTA, Shareholders shall be entitled to the same limitation of personal liability as that extended to stockholders of a private corporation organized for profit under the DGCL.

Section 5. Tax Status; Partnership Provisions

(a) Power to Make Tax Status Election.   The Board of Trustees shall have the power, in its discretion, to make an initial entity classification election, and to change any such entity classification election, of the Trust and any Series for U.S. federal income tax purposes as may be permitted or required under the Code, without the vote or consent of any Shareholder.  In furtherance thereof, the Board of Trustees, or an appropriate officer as determined by the Board of Trustees, is authorized (but not required) to make and sign any such entity classification election on Form 8832, Entity Classification Election (or successor form thereto), on behalf of the Trust or any Series, sign the consent statement contained therein on behalf of all of the Shareholders thereof, and file the same with the U.S. Internal Revenue Service.

(b) Series Established as a Partnership.   In accordance with Section 5(a) and Section 6 of this Article III, the resolution, as may be amended, establishing or changing the classification of a Series as a Partnership for U.S. federal income tax purposes may provide, among other things, that notwithstanding anything in the Declaration of Trust to the contrary (i) Book Capital Accounts (as defined in any resolution establishing and designating such Series) are to be determined and maintained for each Shareholder in accordance with Section 704(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (and any successor provision thereto) and the Treasury Regulations promulgated thereunder; (ii) upon liquidation of a Series (or any Shareholder’s interest therein), liquidating distributions shall be made in accordance with the positive Book Capital Account balances of the Shareholders; and, (iii) if any Shareholder in such Series has a deficit balance in his Book Capital Account following the liquidation of his interest in the Series, such Shareholder is unconditionally required to restore the amount of such deficit balance to the Series, or in lieu thereof, the resolution establishing the Series contain a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

Section 6. Establishment and Designation of Series and Classes

The establishment and designation of any Series or Class shall be effective, without the requirement of Shareholder approval, upon the adoption of a resolution by not less than a majority of the then Board, which resolution shall set forth such establishment and designation and may provide, to the extent permitted by the DSTA, for rights, powers and duties of such Series or Class (including variations in the relative rights and preferences as between the different Series and Classes) otherwise than as provided herein.  Such resolution may establish such Series or Classes directly in such resolution or by reference to, or approval of, another document that sets forth the establishment and/or designation and, if any, rights, powers and duties, of such Series and/or Classes, including without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.  Each such resolution shall be incorporated herein by reference upon adoption.  Any such resolution may be amended by a further resolution of a majority of the Board, and if Shareholder approval would be required to make such an amendment to the language set forth in this Declaration of Trust, such further resolution shall require the same Shareholder approval that would be necessary to make such amendment to the language set forth in this Declaration of Trust.  Each such further resolution shall be incorporated herein by reference upon adoption and shall have the status of an amendment to this Declaration of Trust.

Each Series shall be separate and distinct from any other Series, separate and distinct records on the books of the Trust shall be maintained for each Series, and the assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Trust or any other Series.  Each Class of a Trust shall be separate and distinct from any other Class of the Trust.  Each Class of a Series shall be separate and distinct from any other Class of the Series.  As appropriate, in a manner determined by the Board, the liabilities belonging to any such Class shall be held and accounted for separately from the liabilities of the Trust, the Series or any other Class and separate and distinct records on the books of the Trust for the Class shall be maintained for this purpose.  Subject to Article II hereof, each such Series shall operate as a separate and distinct investment medium, with separately defined investment objectives and policies.

Shares of each Series and Class, where applicable, established and designated pursuant to this Section 6, shall have the following rights, powers and duties, unless otherwise provided, to the extent permitted by the DSTA, in the corresponding provisions of the resolution or resolutions establishing and designating such Series or Class, as amended or restated:

(a) Assets Associated with a Particular Series

All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be associated with that Series for all purposes, subject only to the rights of creditors with respect to that Series, and shall be recorded in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust or any other Series thereof.  Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets associated with” that Series.  In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments that are not readily identifiable as assets associated with any particular Series (collectively “General Assets”), the Board, or an appropriate officer as determined by the Board, shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series shall be associated with that Series and shall be recorded in and accounted for in separate and distinct records that correspond to such Series.  Each such allocation by or under the direction of the Board shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b) Liabilities Existing with Respect to a Particular Series or Class

The assets of the Trust associated with a particular Series shall be charged with the liabilities, debts, obligations, costs, charges, reserves and expenses of the Trust incurred, contracted for or otherwise existing with respect to such Series.  Such liabilities, debts, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular Series are herein referred to as “liabilities existing with respect to” that Series.  Any liabilities, debts, obligations, costs, charges, reserves and expenses of the Trust which are not readily identifiable as being liabilities existing with respect to any particular Series (collectively “General Liabilities”) shall be allocated by the Board, or an appropriate officer as determined by the Board, to, between or among any one or more of the Series in such manner and on such basis as the Board in its sole discretion deems fair and equitable.  Each allocation of liabilities, debts, obligations, costs, charges, reserves and expenses by or under the direction of the Board shall be conclusive and binding upon the Shareholders of all Series for all purposes.  All Persons who have extended credit that has been allocated to a particular Series, or who have a claim or contract that has been allocated to any particular Series, shall look exclusively to the assets associated with that particular Series for payment of such credit, claim, or contract.  In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider shall be deemed nevertheless to have impliedly agreed to such limitation.

Subject to the right of the Board in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets associated with that Series only, and not against the assets associated with any other Series or the Trust generally and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets associated with such Series.  Notice of this limitation on liabilities between and among Series has been set forth in the Certificate of Trust filed in the office of the Secretary of State of the State of Delaware pursuant to the DSTA, and having given such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the DSTA relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) are applicable to the Trust and each Series.

Liabilities, debts, obligations, costs, charges, reserves and expenses related to the distribution of, and other identified expenses that should or may properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class.  The bearing of expenses solely by a particular Class of Shares may be appropriately reflected (in a manner determined by the Board) and may affect the net asset value attributable to, and the dividend, redemption and liquidation rights of, such Class.  Each allocation of liabilities, debts, obligations, costs, charges, reserves and expenses by or under the direction of the Board shall be conclusive and binding upon the Shareholders of all Classes for all purposes.  All Persons who have extended credit that has been allocated to a particular Class, or who have a claim or contract that has been allocated to any particular Class, shall look, and may be required by contract to look, exclusively to that particular Class for payment of such credit, claim, or contract.

(c) Dividends, Distributions and Redemptions

Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI hereof, no dividend or distribution including, without limitation, any distribution paid upon dissolution of the Trust or of any Series with respect to, nor any redemption of, the Shares of any Series or Class of such Series shall be effected by the Trust other than from the assets associated with such Series, nor, except as specifically provided in Section 7 of this Article III, shall any Shareholder of any particular Series otherwise have any right or claim against the assets associated with any other Series or the Trust generally except, in the case of a right or claim against the assets associated with any other Series, to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The Board shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.  In addition, the Board may delegate to a committee of the Board or an officer of the Trust, the authority to fix the amount and other terms of any dividend or distribution, including without limitation, the power to fix the declaration, record, ex-dividend, payment and reinvestment dates of the dividend or distribution.

(d) Voting

All Shares of the Trust entitled to vote on a matter shall vote in the aggregate without differentiation between the Shares of the separate Series, if any, or separate Classes, if any; provided that (i) with respect to any matter that affects only the interests of some but not all Series, then only the Shares of such affected Series, voting separately, shall be entitled to vote on the matter, (ii) with respect to any matter that affects only the interests of some but not all Classes, then only the Shares of such affected Classes, voting separately, shall be entitled to vote on the matter; and (iii) notwithstanding the foregoing, with respect to any matter as to which the 1940 Act or other applicable law or regulation requires voting, by Series or by Class, then the Shares of the Trust shall vote as prescribed in such law or regulation.

(e) Equality

Each Share of the Trust shall be equal to each other Share of the Trust (subject to the rights and preferences with respect to separate Series or Classes of the Trust or Classes of such Series).  Each Share of any particular Series shall be equal to each other Share of such Series (subject to the rights and preferences with respect to separate Classes of such Series).  Each Share of any particular Class of a Series shall be equal to each other Share of such Class of the Series.

(f) Fractions

A fractional Share of the Trust, a Series or a Class shall carry proportionately all the rights and obligations of a whole Share of the Trust, such Series, or such Class, including, but not limited to, rights with respect to voting, receipt of dividends and distributions, redemption of Shares and dissolution of the Trust, such Series or such Class.

(g) Exchange Privilege

The Board shall have the authority to provide that the holders of Shares of any Series and/or Class shall have the right to exchange said Shares for Shares of one or more other Series or Class in accordance with such rights, requirements, procedures and privileges as may be established by the Board, in accordance with applicable law, including, but not limited to, the 1940 Act.  The Board shall and hereby does exercise and implement such authority to the extent that said right to exchange said Shares and the rights, requirements, procedures and privileges with respect to said right to exchange said Shares with respect to each Series and Class of Shares are established, set forth or disclosed in (i) the currently effective prospectus of the Series or Class, as applicable, including the statement of additional information and any other documents or writings incorporated by reference in said prospectus, as each of the foregoing is amended, restated or supplemented from time to time, (ii) any multiple class plan adopted for the Series or Class, as applicable, by the Board pursuant to Rule 18f-3 under the 1940 Act, or any successor rule adopted by the Commission, all as adopted or amended from time to time, or (iii) any resolutions duly adopted by the Board; provided that in case of any conflict or inconsistency in the foregoing documents, writings or resolutions, the documents and writings in clause (g)(i) above shall govern and take precedence over those in clauses (g)(ii) and (g)(iii) above, and those in clause (g)(ii) above shall govern and take precedence over those in clause (g)(iii) above.

(h) Combination of Series or Classes.

(i) The Board shall have the authority, without the approval, vote or consent of the Shareholders of the Trust or any Series, unless otherwise required by applicable law, to combine, merge or otherwise consolidate the assets associated with, and liabilities existing with respect to, any two or more Series into assets associated with, and liabilities existing with respect to, a single Series with such designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine; provided that upon completion of such combination, merger or other consolidation of Series, the interest of each Shareholder, in the combined assets associated with, and liabilities existing with respect to, the combined Series shall equal the interest of each such Shareholder in the aggregate of the assets associated with, and liabilities existing with respect to, the Series that were combined, merged or otherwise consolidated; and provided further that the Board shall provide written notice to the affected Shareholders of any such transaction.

(ii) The Board shall have the authority, without the approval, vote or consent of the Shareholders of the Trust or any Series or Class, unless otherwise required by applicable law, to combine, merge or otherwise consolidate the Shares of two or more Classes of Shares of the Trust or a Series with and/or into a single Class of Shares of the Trust or such Series, with such designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine; provided that upon completion of such combination, merger or consolidation of Classes, the interest of each such Shareholder, in the combined assets associated with, and liabilities existing with respect to, the combined Classes shall equal the interest of each such Shareholder in the aggregate of the assets associated with, and liabilities existing with respect to, the Classes that were combined, merged or otherwise consolidated; provided further, that the Board shall provide written notice to the affected Shareholders of any such transaction.

(iii) The transactions in (i) and (ii) above may be effected through share-for-share exchanges, transfers or sales of assets, Shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Board.

(i) Dissolution or Termination

Any particular Series shall be dissolved upon the occurrence of the applicable dissolution events set forth in Article VIII, Section 1 hereof.  Upon dissolution of a particular Series, the Board shall wind up the affairs of such Series in accordance with Article VIII Section 1 hereof and thereafter, rescind the establishment and designation thereof.  The Board shall terminate any particular Class and rescind the establishment and designation thereof (i) upon approval by a majority of votes cast at a meeting of the Shareholders of such Class, provided a quorum of Shareholders of such Class are present, or by action of the Shareholders of such Class by written consent without a meeting pursuant to Article V, Section 3; or (ii) at the discretion of the Board either (A) at any time there are no Shares outstanding of such Class, or (B) upon prior written notice to the Shareholders of such Class; provided, however, that upon the rescission of the establishment and designation of any particular Series, every Class of such Series shall thereby be terminated and its establishment and designation rescinded.  Each resolution of the Board pursuant to this Section 6(i) shall be incorporated herein by reference upon adoption.

Section 7. Indemnification of Shareholders

No Shareholder as such shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust.  If any Shareholder or former Shareholder shall be exposed to liability, charged with liability or held personally liable for any obligation or liability of the Trust, by reason of a claim or demand relating exclusively to his or her being or having been a Shareholder of the Trust or a Shareholder of a particular Series thereof, and not because of such Shareholder’s actions or omissions, such Shareholder or former Shareholder (or, in the case of a natural Person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust or out of the assets of such Series thereof, as the case may be, against all loss and expense, including, without limitation, attorneys’ fees, arising from such claim or demand; provided, however, such indemnity shall not cover (i) any taxes due or paid by reason of such Shareholder’s ownership of any Shares and (ii) expenses charged to a Shareholder pursuant to Article IV, Section 5 hereof.

ARTICLE IV.
THE BOARD OF TRUSTEES
Section 1. Number, Election, Term, Removal and Resignation.

(a) The initial Board shall be comprised of the Trustee entering into this Declaration of Trust on the date first written above, who shall hold office until the initial holder of a Share executes a consent in writing to elect a Board that holds office in a accordance with paragraph (c) of this Section 1.  The initial Trustee shall (i) execute and file or cause to be filed the Certificate of Trust with the office of the Secretary of State of the State of Delaware and (ii) adopt the Bylaws.  In accordance with Section 3801 of the DSTA, a Person shall become a Trustee and be bound by this Declaration of Trust and the Bylaws when such Person signs this Declaration of Trust, or a counterpart to this Declaration of Trust, as a Trustee, and/or is duly elected or appointed, qualified and serving on the Board in accordance with the provisions of this Declaration of Trust and the Bylaws, so long as such signatory or other Person continues in office in accordance with the terms hereof.

(b) The number of Trustees constituting the entire Board may be fixed from time to time by the vote of a majority of the Trustees then holding office on the Board; provided that to the extent that the number of Trustees constituting the entire Board was not otherwise fixed by the vote of a majority of the Trustees then holding office on the Board, then the number of Trustees constituting the entire Board as of the time this Declaration of Trust was adopted equaled the number of Persons who signed this Declaration of Trust, respectively, and provided, further, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15).  The number of Trustees shall not be reduced so as to shorten the term of any Trustee then in office.

(c) Each Trustee shall hold office for the lifetime of the Trust or until such Trustee’s earlier death, resignation, removal, retirement or inability otherwise to serve, or, if sooner than any of such events, until the next meeting of Shareholders called for the purpose of electing Trustees or consent of Shareholders in lieu thereof for the election of Trustees, and until the election and qualification of his or her successor.

(d) Any Trustee may be removed, with or without cause, by the Board, by action of a majority of the Trustees then in office, or by vote of the Shareholders at any meeting called for that purpose.

(e) Any Trustee may resign at any time by giving written notice to the secretary of the Trust or to a meeting of the Board.  Such resignation shall be effective upon receipt, unless specified to be effective at some later time.

Section 2. Trustee Action by Written Consent Without a Meeting

To the extent not inconsistent with the provisions of the 1940 Act, any action that may be taken at any meeting of the Board or any committee thereof may be taken without a meeting and without prior written notice if a consent or consents in writing setting forth the action so taken is signed by the Trustees having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Trustees on the Board or any committee thereof, as the case may be, were present and voted.  Written consents of the Trustees may be executed in one or more counterparts.  A consent transmitted by electronic transmission (as defined in Section 3806 of the DSTA) by a Trustee shall be deemed to be written and signed for purposes of this Section.  All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust’s records.

Section 3. Powers; Other Business Interests; Quorum and Required Vote.

(a) Powers.

Subject to the provisions of this Declaration of Trust, the business of the Trust (including every Series thereof) shall be managed by or under the direction of the Board, and such Board shall have all powers necessary or convenient to carry out that responsibility.  The Board shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the operation and administration of the Trust (including every Series thereof).  The Board shall not be bound or limited by present or future laws or customs with regard to investments by trustees or fiduciaries, but, subject to the other provisions of this Declaration of Trust and the Bylaws, shall have full authority and absolute power and control over the assets and the business of the Trust (including every Series thereof) to the same extent as if the Board was the sole owner of such assets and business in its own right, including such authority, power and control to do all acts and things as it, in its sole discretion, shall deem proper to accomplish the purposes of this Trust.  Without limiting the foregoing, the Board may, subject to the requisite vote for such actions as set forth in this Declaration of Trust and the Bylaws:

(i) adopt Bylaws not inconsistent with applicable law or this Declaration of Trust;

(ii) amend, restate and repeal such Bylaws, subject to and in accordance with the provisions of such Bylaws;

(iii) remove Trustees and fill vacancies on the Board in accordance with this Declaration of Trust and the Bylaws;

(iv) elect and remove such officers and appoint and terminate such agents as it considers appropriate, in accordance with this Declaration of Trust and the Bylaws;

(v) establish and terminate one or more committees of the Board pursuant to the Bylaws;

(vi) place Trust Property in custody as required by the 1940 Act, employ one or more custodians of the Trust Property and authorize such custodians to employ sub-custodians and to place all or any part of such Trust Property with a custodian or a custodial system meeting the requirements of the 1940 Act;

(vii) retain a transfer agent, dividend disbursing agent, a shareholder servicing agent or administrative services agent, or any number thereof or any other service provider as deemed appropriate;

(viii) provide for the issuance and distribution of Shares of beneficial interest in the Trust or other securities or financial instruments directly or through one or more Principal Underwriters or otherwise;

(ix) retain one or more Investment Adviser(s);

(x) re-acquire and redeem Shares on behalf of the Trust and transfer Shares pursuant to applicable law;

(xi) set record dates for the determination of Shareholders with respect to various matters, in the manner provided in Article V, Section 4 of this Declaration of Trust;

(xii) declare and pay, or delegate to one or more Trustees or an appropriate officer or officers of the Trust the authority to declare and pay,  dividends and distributions to Shareholders from the Trust Property, in accordance with this Declaration of Trust and the Bylaws;

(xiii) establish, designate and redesignate from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series or Class of the Trust or of a Series;

(xiv) hire personnel as staff for the Board or, for those Trustees who are not Interested Persons of the Trust, the Investment Adviser, or the Principal Underwriter, set the compensation to be paid by the Trust to such personnel, exercise exclusive supervision of such personnel, and remove one or more of such personnel, at the discretion of the Board;

(xv) retain special counsel, other experts and/or consultants for the Board, for those Trustees who are not Interested Persons of the Trust, the Investment Adviser, or the Principal Underwriter, and/or for one or more of the committees of the Board, set the compensation to be paid by the Trust to such special counsel, other experts and/or consultants, and remove one or more of such special counsel, other experts and/or consultants, at the discretion of the Board;

(xvi) engage in and prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees, or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a shareholder in its own name or in the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust; and

(xvii) in general delegate such authority as it considers desirable to any Trustee or officer of the Trust, to any committee of the Trust, to any agent or employee of the Trust or to any custodian, transfer, dividend disbursing, shareholder servicing agent, Principal Underwriter, Investment Adviser, or other service provider.

The powers of the Board set forth in this Section 3(a) are without prejudice to any other powers of the Board set forth in this Declaration of Trust and the Bylaws.  Any determination as to what is in the best interests of the Trust, any Series thereof or any Class of the Trust or any Series and its Shareholders made by the Board in good faith shall be conclusive.  In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Board.

The Trustees shall be subject to the same fiduciary duties to which the directors of a Delaware corporation would be subject if the Trust were a Delaware corporation, the Shareholders were shareholders of such Delaware corporation and the Trustees were directors of such Delaware corporation, and such modified duties shall replace any fiduciary duties to which the Trustees would otherwise be subject.  Without limiting the generality of the foregoing, all actions and omissions of the Trustees shall be evaluated under the doctrine commonly referred to as the “business judgment rule,” as defined and developed under Delaware law, to the same extent that the same actions or omissions of directors of a Delaware corporation in a substantially similar circumstance would be evaluated under such doctrine.  Notwithstanding the foregoing, the provisions of this Declaration of Trust and the Bylaws, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities relating thereto of a Trustee otherwise applicable under the foregoing standard or otherwise existing at law or in equity, are agreed by each Shareholder and the Trust to replace such other duties and liabilities of such Trustee.

(b) Other Business Interests.

The Trustees shall devote to the affairs of the Trust (including every Series thereof) such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders, partners or employees of the Trustees, if any, shall be expected to devote their full time to the performance of such duties.  The Trustees, or any Affiliate, shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in, serve as a director, trustee or officer of, or possess an interest in, any business or venture other than the Trust or any Series thereof, of any nature and description, independently or with or for the account of others, without such activities or ownership being deemed to be a violation of a duty of loyalty.  None of the Trust, any Series thereof or any Shareholder shall have the right to participate or share in such other business or venture or any profit or compensation derived therefrom.

(c) Quorum and Required Vote.

At all meetings of the Board, a majority of the Trustees then in office shall be present in person in order to constitute a quorum for the transaction of business.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the departure of Trustees from the meeting, if any action taken is approved by at least a majority of the required quorum for that meeting.  Subject to Article III, Sections 1 and 6 of the Bylaws and except as otherwise provided herein or required by applicable law, the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board.  Trustees may not vote by proxy.

Section 4. Payment of Expenses by the Trust.

Subject to the provisions of Article III, Section 6 hereof, an authorized officer of the Trust shall pay or cause to be paid out of the principal or income of the Trust or any particular Series or Class thereof, or partly out of the principal and partly out of the income of the Trust or any particular Series or Class thereof, and charge or allocate the same to, between or among such one or more of the Series or Classes that may be established or designated pursuant to Article III, Section 6 hereof, as such officer deems fair, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Trust or a particular Series or Class thereof, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses, fees, charges, taxes and liabilities associated with the services of the Trust’s officers, employees, Investment Adviser(s), Principal Underwriter, auditors, counsel, custodian, sub-custodian, transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board may deem necessary or proper to incur.

Section 5. Payment of Expenses by Shareholders.

The Board shall have the power, as frequently as it may determine, to cause any Shareholder to pay directly, in advance or arrears, an amount fixed from time to time by the Board or an officer of the Trust for charges of the Trust’s custodian or transfer, dividend disbursing, shareholder servicing or similar agent that are not customarily charged generally to the Trust, a Series or a Class, where such services are provided to such Shareholder individually, rather than to all Shareholders collectively, including, without limitation, by setting off such amount due from such Shareholder from the amount of (i) declared but unpaid dividends or distributions owed such Shareholder, or (ii) proceeds from the  redemption by the Trust of Shares from such Shareholder pursuant to Article VI hereof.

Section 6. Ownership of Trust Property.

Legal title to all of the Trust Property shall at all times be vested in the Trust, except that the Board shall have the power to cause legal title to any Trust Property to be held by or in the name of any Person as nominee, on such terms as the Board may determine, in accordance with applicable law.

Section 7. Service Contracts.

(a) Subject to this Declaration of Trust, the Bylaws and the 1940 Act, the Board may, at any time and from time to time, contract for exclusive or nonexclusive investment advisory or investment management services for the Trust or for any Series thereof with any corporation, trust, association or other organization, including any Affiliate; and any such contract may contain such other terms as the Board may determine, including without limitation, delegation of authority to the Investment Adviser to determine from time to time without prior consultation with the Board what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust’s or a particular Series’ investments, or to engage in such other activities, including administrative services, as may specifically be delegated to such party.

(b) The Board may also, at any time and from time to time, contract with any Person, including any Affiliate, appointing it or them as the exclusive or nonexclusive placement agent, distributor or Principal Underwriter for the Shares of beneficial interest of the Trust or one or more of the Series or Classes thereof, or for other securities or financial instruments to be issued by the Trust, or appointing it or them to act as the administrator, fund accountant or accounting agent, custodian, transfer agent, dividend disbursing agent and/or shareholder servicing agent for the Trust or one or more of the Series or Classes thereof.

(c) The Board is further empowered, at any time and from time to time, to contract with any Persons, including any Affiliates, to provide such other services to the Trust or one or more of its Series, as the Board determines to be in the best interests of the Trust, such Series and its Shareholders.

(d) None of the following facts or circumstances shall affect the validity of any of the contracts provided for in this Article IV, Section 7, or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust, any Series thereof or the Shareholders, provided that the establishment of and performance of each such contract is permissible under the 1940 Act, and provided further that such Person is authorized to vote upon such contract under the 1940 Act:

(i) the fact that any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, placement agent, Principal Underwriter, distributor, or Affiliate or agent of or for any Person, or for any parent or Affiliate of any Person, with which any type of service contract provided for in this Article IV, Section 7 may have been or may hereafter be made, or that any such Person, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or

(ii) the fact that any Person with which any type of service contract provided for in this Article IV, Section 7 may have been or may hereafter be made also has such a service contract with one or more other Persons, or has other business or interests.

(e) Every contract referred to in this Section 7 is required to comply with this Declaration of Trust, the Bylaws, the 1940 Act, other applicable law and any stipulation by resolution of the Board.

ARTICLE V.
SHAREHOLDERS’ VOTING POWERS AND MEETINGS
Section 1. Voting Powers.

Subject to the provisions of Article III, Section 6 hereof, the Shareholders shall have the power to vote only (i) for the election of Trustees and the filling of any vacancies on the Board as set forth herein and in the Bylaws; (ii) for the removal of Trustees as set forth herein; (iii) on the matters set forth in Article VIII hereof to the extent set forth therein; (iv) on the amendment of this Declaration of Trust to the extent set forth in Article IX hereof; (v) on the amendment of the Bylaws to the extent set forth in Article VIII of the Bylaws; (vi) on such additional matters as may be required by this Declaration of Trust, the Bylaws, the 1940 Act, other applicable law and any registration statement of the Trust filed with the Commission, the registration of which is effective; and (vii) on such other matters as the Board may consider necessary or desirable.  Subject to Article III hereof, each Shareholder of record (as of the record date established pursuant to Section 4 of this Article V) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share held by such Shareholder.  Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter.

Section 2. Quorum and Required Vote.

(a) Forty percent (40%) of the outstanding Shares entitled to vote at a Shareholders’ meeting, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders’ meeting, except when a larger quorum is required by this Declaration of Trust, the Bylaws, applicable law, or the requirements of any securities exchange on which Shares are listed for trading, in which case such quorum shall comply with such requirements.  When a separate vote by one or more Series or Classes is required, forty percent (40%) of the outstanding Shares of each such Series or Class entitled to vote at a Shareholders’ meeting of such Series or Class, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders’ meeting of such Series or Class, except when a larger quorum is required by this Declaration of Trust, the Bylaws, applicable law or the requirements of any securities exchange on which Shares of such Series or Class are listed for trading, in which case such quorum shall comply with such requirements.

(b) Subject to the provisions of Article III, when a quorum is present at any meeting, a majority of the votes cast shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by applicable law.  Pursuant to Article III, Section 6(d) hereof, where a separate vote by Series and, if applicable, by Class is required, the preceding sentence shall apply to such separate votes by Series and Classes.

(c) Abstentions and broker non-votes will be treated as votes present at a Shareholders’ meeting; abstentions and broker non-votes will not be treated as votes cast at such meeting.  Abstentions and broker non-votes, therefore (i) will be included for purposes of determining whether a quorum is present; and (ii) will have no effect on proposals that require a plurality or any percentage of votes cast, or of Shares present, for approval; but (iii) will have the same effect as a vote “against” on proposals requiring an affirmative vote of any percentage of the outstanding voting securities of the Trust for approval.

Section 3. Shareholder Action by Written Consent Without a Meeting

Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent or consents in writing setting forth the action so taken is or are signed by the holders of a majority of the Shares entitled to vote on such action (or such different proportion thereof as shall be required by law, this Declaration of Trust or the Bylaws for approval of such action) and is or are received by the secretary of the Trust either: (i) by the date set by resolution of the Board for the shareholder vote on such action; or (ii) if no date is set by resolution of the Board, within 30 days after the record date for such action as determined by reference to Article V, Section 4(b) hereof.  The written consent for any such action may be executed in one or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.  A consent transmitted by electronic transmission (as defined in the DSTA) by a Shareholder or by a Person or Persons authorized to act for a Shareholder shall be deemed to be written and signed for purposes of this Section.  All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust’s records.  Any Shareholder that has given a written consent or the Shareholder’s proxyholder or a personal representative of the Shareholder or its respective proxyholder may revoke the consent by a writing received by the secretary of the Trust either: (i) before the date set by resolution of the Board for the shareholder vote on such action; or (ii) if no date is set by resolution of the Board, within 30 days after the record date for such action as determined by reference to Article V, Section 4(b) hereof.

Section 4. Record Dates.

(a) For purposes of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders, or any adjournment thereof, or entitled to give written consent to any action without a meeting of Shareholders, the Board may fix in advance a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which shall not be more than one hundred eighty (180) days nor less than ten (10) days before the date of any such meeting.  A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) If the Board does not so fix a record date:

(i) the record date for determining Shareholders entitled to notice of, and to vote at, a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii) and the record date for determining Shareholders entitled to vote on any action by consent in writing without a meeting of Shareholders, (1) when no prior action by the Board has been taken, shall be the day on which the first signed written consent setting forth the action taken is delivered to the Trust, or (2) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) For the purpose of determining the Shareholders of the Trust or any Series or Class thereof who are entitled to receive payment of any dividend or of any other distribution of assets of the Trust or any Series or Class thereof (other than in connection with a dissolution  of the Trust or a Series, a merger, consolidation, conversion, reorganization, or any other transaction which is governed by Article VIII of the Declaration of Trust), the Board may

(i) from time to time fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days before the date for the payment of such dividend and/or such other distribution;

(ii) adopt standing resolutions fixing record dates and related payment dates at periodic intervals of any duration for the payment of  such dividend and/or such other distribution; and/or

(iii) delegate to one or more Trustees or an appropriate officer or officers of the Trust the authority to fix the amount and other terms of any such periodic dividend or distribution, including without limitation, the power to fix the declaration, record, ex-dividend, payment and reinvestment dates of the dividend or distribution.

Nothing in this Section shall be construed as precluding the Board from setting different record dates for different Series or Classes.

Section 5. Additional Provisions.

The Bylaws may include further provisions for Shareholders’ votes, meetings and related matters.

ARTICLE VI.
NET ASSET VALUE; DISTRIBUTIONS; REDEMPTIONS; TRANSFERS
Section 1. Determination of Net Asset Value, Net Income and Distributions.

(a) Subject to Article III, Section 6 hereof and any applicable requirement or limitation of the 1940 Act, the Board shall have the power to determine from time to time the offering price for authorized, but unissued, Shares of beneficial interest of the Trust or any Series or Class thereof, respectively, that shall yield to the Trust or such Series or Class not less than the net asset value thereof, in addition to any amount of applicable sales charge to be paid to the Principal Underwriter or the selling broker or dealer in connection with the sale of such Shares, at which price the Shares of the Trust or such Series or Class, respectively, shall be offered for sale.

(b) Subject to Article III, Section 6 hereof and the 1940 Act, the Board may prescribe and shall set forth in the Bylaws, this Declaration of Trust or in a resolution of the Board such bases and time for determining the net asset value per Share of the Trust or any Series or Class thereof, or net income attributable to the Shares of the Trust or any Series or Class thereof or the declaration and payment of dividends and distributions on the Shares of the Trust or any Series or Class thereof, as it may deem necessary or desirable, and such dividends and distributions may vary between the Classes of a Series to reflect differing allocations of the expenses of the Trust between such Classes to such extent and for such purposes as the Trustees may deem appropriate.  Any resolution may set forth such information directly in such resolution or by reference to, or approval of, another document that sets forth such information, including without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.  The Board may delegate the power or duty to determine net asset value per Share of the Trust or any Series or Class thereof or the net income attributable to the Shares of the Trust or any Series or Class thereof to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose.

(c) The Shareholders of the Trust or any Series or Class, if any, shall be entitled to receive dividends and distributions, when, if and as declared by the Board or its delegee with respect thereto, provided that with respect to Classes, such dividends and distributions shall comply with the 1940 Act.  The right of Shareholders to receive dividends or other distributions on Shares of any Class may be set forth in a plan adopted by the Board and amended from time to time pursuant to the 1940 Act.  Dividends and distributions may be paid in cash, in kind, in Shares or in a combination thereof.  Subject to Article III hereof, no Share shall have any priority or preference over any other Share of the Trust with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 1 hereof; provided, however, that

(i) if the Shares of the Trust are divided into Series thereof, no Share of a particular Series shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series made pursuant to Article VIII, Section 1 hereof;

(ii) if the Shares of the Trust are divided into Classes thereof, no Share of a particular Class shall have any priority or preference over any other Share of the same Class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 1 hereof; and

(iii) if the Shares of a Series are divided into Classes thereof, no Share of a particular Class of such Series shall have any priority or preference over any other Share of the same Class of such Series with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of such Series made pursuant to Article VIII, Section 1 hereof.

(d) All dividends and distributions shall be made ratably among all Shareholders of the Trust, a particular Class of the Trust, a particular Series, or a particular Class of a Series from the Trust Property of the Trust, or associated with such Series or such Class, respectively, according to the number of Shares of the Trust, such Series or such Class held of record by such Shareholders on the record date for any dividend or distribution; provided, however, that

(i) if the Shares of the Trust are divided into Series thereof, all dividends and distributions from the Trust Property associated with such Series, shall be distributed to each Series thereof according to the net asset value computed for such Series and, within a particular Series, shall be distributed ratably to the Shareholders of such Series according to the number of Shares of such Series held of record by such Shareholders on the record date for any dividend or distribution; and

(ii) if the Shares of the Trust or of a Series are divided into Classes thereof, all dividends and distributions from the Trust Property of the Trust or associated with such Series, as applicable, shall be distributed to each Class thereof according to the net asset value computed for such Class and within a particular Class, shall be distributed ratably to the Shareholders of such Class according to the number of Shares of such Class held of record by such Shareholders on the record date for any dividend or distribution.

(e) Before payment of any dividend or distribution there may be set aside out of any funds of the Trust, or the applicable Series thereof, available for dividends or distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or distributions, or for repairing or maintaining any property of the Trust, or any Series thereof, or for such other lawful purpose as the Board shall deem to be in the best interests of the Trust, or the applicable Series, as the case may be, and its or their Shareholders.  The Board may abolish any such reserve in the manner in which the reserve was created.

Section 2. Redemptions of Shares.

(a) Redemptions at the Option of a Shareholder

Unless otherwise provided in the prospectus of the Trust relating to the Shares, as such prospectus may be amended from time to time:

(i) The Trust shall purchase such Shares as are offered by any Shareholder for redemption upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares and/or in accordance with such other procedures for redemption as the Board may from time to time authorize.  If certificates have been issued to a Shareholder, any request for redemption by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

(ii) The Trust shall pay for such Shares the net asset value thereof (excluding any applicable redemption fee or sales load), in accordance with this Declaration of Trust, the Bylaws, the 1940 Act and other applicable law.  Payments for Shares so redeemed by the Trust shall be made in cash, except payment for such Shares may, at the option of the Board, or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind.  In case of any payment in kind, the Board, or its authorized officers, shall have absolute discretion as to what security or securities of the Trust or the applicable Series shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act, the provisions of the Employee Retirement Income Security Act of 1974, as amended, or any other applicable law, shall receive cash.  Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

(iii) Payment by the Trust for such redemption of Shares shall be made by the Trust to the Shareholder within seven days after the date on which the redemption request is received in proper form and/or such other procedures authorized by the Board are complied with; provided, however, that if payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made, which may not necessarily occur within such seven-day period.  In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

(iv) The obligations of the Trust set forth in this Section 2(a) are subject to the provision that such obligations may be suspended or postponed by the Board (1) during any time the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays; (2) if permitted by the rules of the Commission, during periods when trading on the Exchange is restricted; or (3) during any National Financial Emergency.  The Board may, in its discretion, declare that the suspension relating to a National Financial Emergency shall terminate, as the case may be, on the first business day on which the Exchange shall have reopened or the period specified above shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board shall be conclusive).

(v) The right of any Shareholder of the Trust or any Series or Class thereof to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed, except the right of such Shareholder to receive payment for such Shares, shall cease at the time the purchase price of such Shares shall have been fixed, as provided above.

(b) Redemptions at the Option of the Trust

Subject to the 1940 Act and other applicable law, the Trust shall have the right at its option and at any time, without the vote of the Shareholders, to redeem Shares of any Shareholder at a price that meets the requirements of the 1940 Act, and the rules and regulations adopted thereunder and that is in accordance with the terms of this Declaration of Trust, the Bylaws and other applicable law, and to authorize the closing of any Shareholder account, for any reason under terms and conditions set by the Board, including, without limitation:  (a) if at such time, such Shareholder owns Shares having an aggregate net asset value of less than an amount determined from time to time by the Board; or (b) to the extent that such Shareholder owns Shares equal to or in excess of a percentage of the Shares determined from time to time by the Board.

(c) Redemption Price

The redemption price may in any case or cases be paid wholly or partly in kind if the Board determines that such payment is advisable in the interest of the Trust or the applicable Series and the remaining Shareholders of the Trust or such Series, as applicable.  Subject to the foregoing, the fair value, selection and quantity of securities or other property of the Trust or the applicable Series so paid or delivered as all or part of the redemption price shall be determined by, or under authority of, the Board, in its absolute discretion.  In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities or other property selected for delivery as all or part of any payment in kind.  The securities or other property shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who legally cannot acquire securities or property so distributed in kind shall receive cash to the extent permitted by the 1940 Act.  Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees, and costs of disposition of such securities.

(d) Information Regarding Ownership of Shares

Each Shareholder shall upon demand disclose to the Board in writing such information with respect to direct and indirect ownership of Shares as the Board deems necessary to comply with the requirements of any taxing authority or to make any determination in connection with a redemption by the Trust pursuant to this Section 2.

Section 3. Transfer of Shares

Shares shall be transferable in accordance with the provisions of this Declaration of Trust and the Bylaws.

ARTICLE VII.
LIMITATION OF LIABILITY AND INDEMNIFICATION OF AGENT
Section 1. Limitation of Liability.

(a) For the purpose of this Article, “Agent” means any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; “Proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, arbitral, or investigative; and “Expenses” include without limitation attorneys’ fees and any expenses of establishing a right to indemnification under this Article.  As used in this Article, Trustee or officer shall include such Person’s heirs, executors and administrators.

(b) An Agent shall be liable to the Trust and to any Shareholder for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, for such Agent’s own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Agent (such conduct referred to herein as “Disqualifying Conduct”), and for nothing else.

(c) Subject to subsection (b) of this Section 1 and to the fullest extent that limitations on the liability of Agents are permitted by the DSTA, the Agents shall not be responsible or liable in any event for any act or omission of any other Agent of the Trust or any Investment Adviser, Principal Underwriter, administrator, transfer agent or custodian of the Trust.

(d) No Agent, when acting in its respective capacity as such, shall be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in subsections (b) and (c) of this Section 1, for any act, omission or obligation of the Trust or any Trustee thereof.

(e) Each Trustee, officer and employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Principal Underwriter, any other Agent, selected dealers, accountants, appraisers or other experts or consultants reasonably believed by such Trustee, officer or employee of the Trust to be within such Person’s professional or expert competence, regardless of whether such counsel or expert may also be a Trustee.  The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, the Bylaws, applicable law and their respective duties as officers or Trustees. No such officer or Trustee shall be liable for any act or omission in accordance with such advice, records and/or reports and no inference concerning liability shall arise from a failure to follow such advice, records and/or reports.  The officers and Trustees shall not be required to give any bond hereunder, nor any surety if a bond is required by applicable law.

(f) The failure to make timely collection of dividends or interest, or to take timely action with respect to entitlements, on the Trust’s securities issued in emerging countries, shall not be deemed to be negligence or other fault on the part of any Agent, and no Agent shall have any liability for such failure or for any loss or damage resulting from the imposition by any government of exchange control restrictions that might affect the liquidity of the Trust’s assets or from any war or political act of any foreign government to which such assets might be exposed, except, in the case of a Trustee or officer, for liability resulting from such Trustee’s or officer’s Disqualifying Conduct.

(g) The limitation on liability contained in this Article applies to events occurring at the time a Person serves as an Agent whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.

(h) No amendment or repeal of this Article shall adversely affect any right or protection of an Agent that exists at the time immediately prior to such amendment or repeal.

Section 2. Indemnification.

(a) Indemnification by Trust of Trustees and Officers

The Trust shall indemnify, out of Trust Property, to the fullest extent permitted under applicable law, any Trustee or officer of the Trust who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such Person is or was a Trustee or officer of the Trust, against Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such Proceeding if, with respect to the conduct that is the subject matter of such Proceeding, such Person acted, or took no action, as the case may be, in good faith and without any Disqualifying Conduct, and, in the case of a criminal Proceeding, had no reasonable cause to believe the conduct of such Person was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not of itself create a presumption that the Person did not act in good faith or that the Person had reasonable cause to believe that the Person’s conduct was unlawful.

(b) Exclusion of Indemnification

Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification of an Agent for any liability arising by reason of the Agent’s Disqualifying Conduct.  In accordance to the foregoing, no indemnification shall be provided hereunder to a Trustee or officer of the Trust:

(i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the Proceeding was brought that the Trustee or officer engaged in Disqualifying Conduct;

(ii) with respect to any matter as to which the Trustee or officer shall have been finally adjudicated not to have acted in good faith or in the reasonable belief that the action of the Trustee or officer was in, or not opposed to, the best interest of the Trust; or

(iii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraphs (b)(i) or (b)(ii) above resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in Disqualifying Conduct in accordance with paragraph (c) below.

(c) Required Approval

No indemnification under this Article shall be made by the Trust unless authorized in the specific case on a determination that indemnification of the Agent is proper in the circumstances by (i) a final decision on the merits by a court or other body before whom the proceeding was brought in respect of (A) any claim, issue or matter as to which that Agent shall have been adjudged to be liable in the performance of that Agent’s duty to the Trust or the Shareholders, or (B) any other adjudication regarding that Agent, upon application or otherwise, in either case A or B, in view of all the circumstances of the case, that the Agent was not liable by reason of that Agent’s Disqualifying Conduct (including, but not limited to, dismissal of either a court action or an administrative proceeding against the Agent for insufficiency of evidence of any Disqualifying Conduct) or, (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Agent was not liable by reason of that Agent’s Disqualifying Conduct, by (1) the vote of a majority of a quorum of the Trustees who are not (x) “interested persons” of the Trust as defined in Section 2(a)(19) of the 1940 Act, (y) parties to the proceeding, or (z) parties who have any economic or other interest in connection with such specific case (the “disinterested, non-party Trustees”); (2) the vote of a committee of disinterested, non-party Trustees designated by majority vote of disinterested, non-party Trustees; or (3) independent legal counsel in a written opinion.

(d) Indemnification by Trust of Certain Agents

Agents of the Trust who are not Trustees or officers of the Trust may be indemnified under the same standards and procedures described above, at the sole discretion of the Board.

(e) Advancement of Expenses

Expenses incurred by an Agent in defending any Proceeding may be advanced by the Trust before the final disposition of the Proceeding on receipt of an undertaking by or on behalf of the Agent to repay the amount of the advance if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Article; provided, that at least one of the following conditions for the advancement of Expenses is met:  (i) the Agent shall provide a security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the disinterested, non-party Trustees of the Trust, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Agent ultimately will be found entitled to indemnification.

(f) Other Contractual Rights

Nothing contained in this Article shall affect any right to indemnification to which Persons may be entitled by contract, to the extent not inconsistent with applicable law, or otherwise under law.  Nothing contained in this Article shall affect the power of the Trust to purchase and maintain liability insurance on behalf of any such Person.  As used in this Article, Trustee or officer shall include such Person’s heirs, executors and administrators.

(i) Notwithstanding any provision to the contrary contained herein, the terms and conditions of any contract entered into between the Trust and any independent contractor that is or may be deemed an Agent, as a consequence of providing services or products to the Trust pursuant to such contract, shall take precedence over the provisions of this Article and govern with respect to

(A) the liability of such independent contractor to the Trust, any Shareholder or any other Person,

(B) the indemnification of, or advancement of Expenses to, such independent contractor by the Trust, and

(C) any other contractual rights or obligations of such independent contractor under such contract to the extent that the provisions of, and the rights and obligations under, such contract are in conflict with, or are not addressed by, the provisions of this Article.

(ii) Subject to the foregoing Sections and subsections of this Article, all Persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or Agents, whether past, present or future, shall be personally liable therefor.  Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees of the Trust or in their capacity as officers, employees or Agents of the Trust and not personally.

(g) Fiduciaries of Employee Benefit Plan

This Article does not apply to any Proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that Person’s capacity as such, even though that Person may also be an Agent of the Trust as defined in Section 1 of this Article.  Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

Section 3. Insurance

To the fullest extent permitted by applicable law, the Board shall have the authority to purchase with Trust Property, insurance for liability and for all Expenses reasonably incurred or paid or expected to be paid by an Agent in connection with any Proceeding in which such Agent becomes involved by virtue of such Agent’s actions, or omissions to act, in its capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Agent against such liability.

Section 4. Derivative Actions

In addition to the requirements set forth in Section 3816 of the DSTA, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a) The Shareholder or Shareholders must make a pre-suit demand upon the Board to bring the subject action unless an effort to cause the Board to bring such an action is not likely to succeed.  For purposes of this Section 4,

(i) a demand on the Board shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as such term is defined in the DSTA); and

(ii) the Board may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as such term is defined in the DSTA).

(b) Unless a demand is not required under paragraph (a) of this Section 4, Shareholders eligible to bring such derivative action under the DSTA who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Board to commence such action.

(c) Unless a demand is not required under paragraph (a) of this Section 4, the Board must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim.  The Board shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Board determines not to bring such action.

ARTICLE VIII.
CERTAIN TRANSACTIONS
Section 1. Dissolution of Trust or Series

The Trust and each Series shall have perpetual existence, except that the Trust (or a particular Series) shall be dissolved:

(a) With respect to the Trust, (i) upon the vote of the holders of not less than a majority of the Shares of the Trust cast, or (ii) at the discretion of the Board either (A) at any time there are no Shares outstanding of the Trust, or (B) upon prior written notice to the Shareholders of the Trust; or

(b) With respect to a particular Series, (i) upon the vote of the holders of not less than a majority of the Shares of such Series cast, or (ii) at the discretion of the Board either (A) at any time there are no Shares outstanding of such Series, or (B) upon prior written notice to the Shareholders of such Series; or

(c) With respect to the Trust (or a particular Series), upon the occurrence of a dissolution or termination event pursuant to any other provision of this Declaration of Trust (including Article VIII, Section 2) or the DSTA; or

(d) With respect to any Series, upon any event that causes the dissolution of the Trust.

Upon dissolution of the Trust (or a particular Series, as the case may be), the Board shall (in accordance with Section 3808 of the DSTA) pay, or make reasonable provision to pay, all claims and obligations of the Trust and/or each Series (or the particular Series, as the case may be), including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust, but for which the identity of the claimant is unknown.  If there are sufficient assets of the Trust and/or associated with the applicable Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid in full and any such provisions for payment shall be made in full.  If there are insufficient assets of the Trust and/or associated with the applicable Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor.  Any remaining assets (including, without limitation, cash, securities or any combination thereof) of the Trust and/or associated with the applicable Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of the Trust and/or each Series of the Trust (or the particular Series, as the case may be) ratably according to the number of Shares of the Trust and/or such Series thereof (or the particular Series, as the case may be) held of record by the several Shareholders on the date for such dissolution distribution; provided, however, that if the Shares of the Trust or a Series are divided into Classes thereof, any remaining assets (including, without limitation, cash, securities or any combination thereof) of the Trust or associated with such Series, as applicable, shall be distributed to each Class of the Trust or such Series according to the net asset value computed for such Class and within such particular Class, shall be distributed ratably to the Shareholders of such Class according to the number of Shares of such Class held of record by the several Shareholders on the date for such dissolution distribution.  Upon the completion of the winding up of the Trust, in accordance with Section 3808 of the DSTA, and the Trust’s termination, any one (1) Trustee shall execute, and cause to be filed, a certificate of cancellation, with the office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the DSTA.

Section 2. Merger or Consolidation; Conversion; Reorganization.

(a) Merger or Consolidation

Pursuant to an agreement of merger or consolidation, the Board, by vote of a majority of the Trustees, may cause the Trust to merge or consolidate with or into one or more statutory trusts or “other business entities” (as defined in Section 3801 of the DSTA) formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction.  Any such merger or consolidation shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided, however, that the Board shall provide at least thirty (30) days’ prior written notice to the Shareholders regarding such merger or consolidation.  By reference to Section 3815(f) of the DSTA, any agreement of merger or consolidation approved in accordance with this Section 2(a) may, without a Shareholder vote, unless required by the 1940 Act, the requirements of any securities exchange on which Shares are listed for trading or any other provision of this Declaration of Trust or the Bylaws, effect any amendment to this Declaration of Trust or the Bylaws or effect the adoption of a new governing instrument if the Trust is the surviving or resulting statutory or business trust in the merger or consolidation, which amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation.  In all respects not governed by the DSTA, the 1940 Act, other applicable law or the requirements of any securities exchange on which Shares are listed for trading, the Board shall have the power to prescribe and effect additional procedures, transactions or Persons necessary or appropriate to accomplish a merger or consolidation, including the power to create one or more separate statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares into beneficial interests in such separate statutory or business trust or trusts.  Upon completion of the merger or consolidation, if the Trust is the surviving or resulting statutory or business trust, any one (1) Trustee shall execute, and cause to be filed, a certificate of merger or consolidation in accordance with Section 3815 of the DSTA.

(b) Conversion

The Board, by vote of a majority of the Trustees, may cause (i) the Trust to convert to an “other business entity” (as defined in Section 3801 of the DSTA) formed or organized under the laws of the State of Delaware as permitted pursuant to Section 3821 of the DSTA; (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another statutory or business trust (or series thereof) created pursuant to this Section 2 of this Article VIII, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law.  Any such statutory conversion, Share conversion or Share exchange shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided, however, that the Board shall provide at least thirty (30) days’ prior written notice to the Shareholders of the Trust of any conversion of Shares of the Trust pursuant to Subsections (b)(i) or (b)(ii) of this Section 2 or exchange of Shares of the Trust pursuant to Subsection (b)(iii) of this Section 2, and at least thirty (30) days’ prior written notice to the Shareholders of a particular Series of any conversion of Shares of such Series pursuant to Subsection (b)(ii) of this Section 2 or exchange of Shares of such Series pursuant to Subsection (b)(iii) of this Section 2.  In all respects not governed by the DSTA, the 1940 Act, other applicable law or the requirements of any securities exchange on which Shares are listed for trading, the Board shall have the power to prescribe and effect additional procedures, transactions or Persons necessary or appropriate to accomplish a statutory conversion, Share conversion or Share exchange, including the power to create one or more separate statutory or business trust or trusts or series thereof to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series thereof into beneficial interests in such separate statutory or business trust or trusts (or series thereof).

(c) Reorganization or Sale of Assets

The Board, by vote of a majority of the Trustees, may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust (“sale of Trust assets”) or all or substantially all of the assets associated with any one or more Series (“sale of such Series’ assets”), to another trust, statutory or business trust, partnership, limited partnership, limited liability company, corporation or other association organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets associated with one or more other Series of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such sale, conveyance and transfer either (i) being made subject to, or with the assumption by the transferee of, the liabilities of the Trust or the liabilities existing with respect to the Series the assets of which are so transferred, as applicable, or (ii) not being made subject to, or not with the assumption of, such liabilities.  Any such sale, conveyance and transfer shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided, however, that the Board shall provide at least thirty (30) days’ prior written notice to the Shareholders of the Trust of any such sale of Trust assets, and at least thirty (30) days’ prior written notice to the Shareholders of a particular Series of any sale of such Series’ assets.  Following such sale of Trust or Series assets, the Board shall distribute such cash, shares or other securities ratably among the Shareholders of the Trust (giving due effect to the differences in assets and liabilities, and any other differences, among the various Series whose associated assets have been so sold, conveyed and transferred, and due effect to the differences among the various Classes within each such Series).  Following a sale of such Series’ assets, the Board shall distribute such cash, shares or other securities ratably among the Shareholders of such Series (giving due effect to the differences among the various Classes within each such Series).  If all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved; and if all of the assets associated with a Series have been so sold, conveyed and transferred, such Series and the Classes thereof shall be dissolved.  In all respects not governed by the DSTA, the 1940 Act or other applicable law, the Board shall have the power to prescribe and effect additional procedures, transactions or Persons necessary or appropriate to accomplish such sale, conveyance and transfer, including the power to create one or more separate statutory or business trusts or series to which all or any part of the assets, liabilities, profits or losses of the Trust, or associated with, or existing with respect to, the applicable Series, may be transferred and to provide for the conversion of Shares into beneficial interests in such separate statutory or business trust or trusts or series.

Section 3. Absence of Appraisal or Dissenters’ Rights

No Shareholder shall be entitled, as a matter of right, to appraisal rights or to any other relief as a dissenting Shareholder in respect of any proposal or action involving the Trust or any Series or any Class thereof.

ARTICLE IX.
AMENDMENTS
Section 1. Amendments Generally

This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by not less than a majority of the Board and, to the extent required by this Declaration of Trust, the 1940 Act or the requirements of any securities exchange on which Shares are listed for trading, by approval of such amendment by the Shareholders in accordance with Article III, Section 6 hereof and Article V hereof.  Notwithstanding any provision to the contrary in this Article IX, except as otherwise expressly provided in this Declaration of Trust and/or the Bylaws, no restatement or amendment may be made to this Declaration of Trust or the Bylaws that would change any rights with respect to any Shares by reducing the amount payable thereon upon the liquidation of the Trust or by diminishing or eliminating any voting rights pertaining to reducing the amount payable thereon upon liquidation of the Trust, except with the vote or consent of the holders of two-thirds of the Shares outstanding and entitled to vote.  Any such restatement hereof and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein.  The Certificate of Trust shall be restated and/or amended at any time by the Board, without Shareholder approval, to conform the Certificate of Trust to the Declaration of Trust and Bylaws and/or to correct any inaccuracy contained therein.  Any such restatement and/or amendment of the Certificate of Trust shall be executed by at least one (1) Trustee and shall be effective immediately upon its filing with the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

ARTICLE X.
MISCELLANEOUS
Section 1. References; Headings; Counterparts

In this Declaration of Trust and in any restatement hereof and/or amendment hereto, references to this instrument, and all expressions of similar effect to “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as so restated and/or amended.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument.  Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.  Any references herein to specific sections of the DSTA, the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.  This Declaration of Trust may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all such counterparts together shall be one and the same instrument.  To the extent permitted by the 1940 Act, (a) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the Bylaws that is to be executed by one or more Trustees may be executed by means of original, facsimile or electronic signature and (b) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the Bylaws that is to be delivered by one or more Trustees may be delivered by facsimile or electronic means (including e-mail), unless, in the case of either clause (a) or (b), otherwise expressly provided herein or in the Bylaws or determined by the Board.  The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.”

Section 2. Applicable Law

This Declaration of Trust and the Bylaws are created under and are to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and the Code; provided, that, all matters relating to or in connection with the conduct of Shareholders’ and Trustees’ meetings (excluding, however, the Shareholders’ right to vote), including, without limitation, matters relating to or in connection with record dates, notices to Shareholders or Trustees, nominations and elections of Trustees, voting by, and the validity of, Shareholder proxies, quorum requirements, meeting adjournments, meeting postponements and inspectors, which are not specifically addressed in this Declaration of Trust, in the Bylaws or in the DSTA (other than DSTA Section 3809), or as to which an ambiguity exists, shall be governed by the DGCL, and judicial interpretations thereunder, as if the Trust were a Delaware corporation, the Shareholders were shareholders of such Delaware corporation and the Trustees were directors of such Delaware corporation; provided further, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or any other Person or to this Declaration of Trust or the Bylaws (a) the provisions of Sections 3533, 3540 and 3583(a) of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the DSTA) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Declaration of Trust or the Bylaws.  The Trust shall be a Delaware statutory trust pursuant to the DSTA, and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust.

Section 3. Provisions in Conflict with Law or Regulations.

(a) The provisions of this Declaration of Trust are severable, and if the Board shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became in conflict with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 4. Statutory Trust Only

It is the intention of the Trustee to create hereby and by the Bylaws a statutory trust pursuant to the DSTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of the DSTA between, respectively, the Trustee and each Shareholder.  It is not the intention of the Trustee to create hereby and by the Bylaws a common law trust, general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA.  Nothing in this Declaration of Trust or the Bylaws shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association except as specifically provided for U.S. federal income tax purposes pursuant to Article III, Section 5(a) and Section 6 herein or by resolution of the Board of Trustees.

Section 5. Use of the Name “Bennett”

The Board expressly agrees and acknowledges that the name “Bennett” is the sole property of Bennett Group Financial Services, LLC (“Bennett”).  Bennett has granted to the Trust a non-exclusive license to use such name as part of the name of the Trust now and in the future.  The Board further expressly agrees and acknowledges that the non-exclusive license granted herein may be terminated by Bennett if the Trust ceases to use Bennett or one of its Affiliates as Investment Adviser or to use other Affiliates or successors of Bennett for such purposes.  In such event, the nonexclusive license may be revoked by Bennett and the Trust shall cease using the name “Bennett” or any name misleadingly implying a continuing relationship between the Trust and Bennett or any of its Affiliates, as part of its name unless otherwise consented to by Bennett or any successor to its interests in such names.

The Board further understands and agrees that so long as Bennett and/or any future advisory Affiliate of Bennett shall continue to serve as the Trust’s Investment Adviser, other registered open- or closed-end investment companies (“funds”) as may be sponsored or advised by Bennett or its Affiliates shall have the right permanently to adopt and to use the name “Bennett” in their names and in the names of any series or class of shares of such funds.

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IN WITNESS WHEREOF, the Trustee named below does hereby make and enter into this Agreement and Declaration of Trust as of the date first written above.

/s/ Dawn J. Bennett
Dawn J. Bennett

Trustee